Exhibit 99

April 22, 2003



Dear Shareholder:



We are very pleased to report to you the results of our first quarter of 2003. GrandSouth Bancorporation reported net earnings for the quarter ended March 31, 2003 of $214,662 or $.11 per diluted share compared to $50,284 or $.03 per diluted share for the first quarter of 2002.



At March 31, 2003, total assets were $149.9 million compared to $141.1 million at December 31, 2002. Loans, net or reserves for loan losses, were $114.3 million compared to $109.5 million at December 31, 2002. Total deposits at period end amounted to $127.3 million compared to $118.4 million at March 31, 2002.



The improved performance is the result of revenue growth from higher volumes of earning assets, primarily loans, higher levels of non interest income and slower growth in non interest expenses including the provision to the reserve for loan losses. Total interest income during the first quarter grew 6.4% over the levels experienced in the year earlier quarter while non interest expenses grew at less than 3% and provision expense declined by over 27%. Non interest income improved by 15% in the first quarter of 2003 over the March 31, 2002 period. Net interest margin continues to be a challenge as funding costs have declined more slowly than yields on earning assets. The recent stability in the rate environment, if it continues, should allow the company to make significant improvements in the net interest margin over the remainder of the year as deposit liabilities re-price to lower levels.



The company's staff has performed admirably by producing strong growth in earning assets and controlling non interest expenses. We continue to enjoy good success in penetrating our market and adding to our staff of high quality bankers. We believe the foundation that has been developed will allow your company to continue to make significant progress in its performance in the future.



We appreciate your continued support of our company.



Sincerely,



Mason Y. Garrett, Chairman




Ronald K. Earnest, President

                                  PRESS RELEASE

GREENVILLE, S.C., April 22, 2003 - GrandSouth Bancorporation today announced earnings for the first quarter ended March 31, 2003. Net income totaled $214,662 or $.11 per diluted share compared to $50,284 or $.03 per diluted share for the first quarter of 2002.

At March 31, 2003, total assets were $149.9 million compared to $141.1 million at December 31, 2002. Loans, net of reserves for loan losses, equaled $114.3 million at March 31, 2003 compared to $109.5 million at December 31, 2002. Total deposits at period end amounted to $127 million compared to $118 million at December 31, 2002.

GrandSouth Bancorporation is a bank holding company and parent to GrandSouth Bank with three branch offices located at 327 Fairview Road in Simpsonville, S.C., 325 South Main Street, Fountain Inn, S.C. and 381 Halton Road, Greenville, S.C.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.

Contact: Ronald K. Earnest, President (864) 770 - 1000

GRANDSOUTH BANCORPORATION
BALANCE SHEET
March 31, 2003
(Unaudited)

                                                                                           March 31, 2003          December 31, 2002
                                                                                           --------------          -----------------
ASSETS
Cash and Due From Banks ....................................................                $  4,021,526                $  2,669,420
Investment Securities ......................................................                  25,967,426                  22,980,190
Loans, net .................................................................                 114,322,775                 109,544,338
Other Assets ...............................................................                   5,594,988                   5,989,449

Total Assets ...............................................................                 149,906,715                 141,183,397
                                                                                            ============                ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits ...............................................                   8,249,770                   7,285,699
Interest bearing deposits ..................................................                 119,137,654                 111,186,823
                                                                                            ------------                ------------
             Total deposits ................................................                 127,387,424                 118,472,522

Other Borrowings ...........................................................                  12,000,000                  12,000,000
Other liabilities ..........................................................                   1,025,236                   1,699,603
                                                                                            ------------                ------------
             Total liabilities .............................................                 140,412,660                 132,172,125

Realized shareholders' equity ..............................................                   9,338,521                   9,124,228
Accumulated other comprehensive income .....................................                     155,534                     187,044
                                                                                            ------------                ------------
             Total shareholders' equity ....................................                   9,494,055                   9,311,272

Total liabilities and shareholders' equity .................................                 149,906,715                 141,483,397
                                                                                            ============                ============

GRANDSOUTH BANCORPORATION
STATEMENT OF OPERATIONS
2002

(Unaudited)                                                                                      Three Months         Three Months
                                                                                                Ended March 31,      Ended March 31,
                                                                                                     2003                   2002
                                                                                                     ----                   ----
Total interest income ................................................................             $2,148,140             $2,017,188

Total Interest expense ...............................................................                872,758                879,763
                                                                                                   ----------             ----------
             Net interest income .....................................................              1,275,381              1,137,425

Provision for possible loan losses ...................................................                239,000                330,000
                                                                                                   ----------             ----------
             Net interest income after provision for possible
                  loan losses ........................................................              1,036,381                807,425
                                                                                                   ----------             ----------

Total noninterest income .............................................................                117,074                101,295

Total noninterest expenses ...........................................................                812,683                789,222
                                                                                                   ----------             ----------

             Income before taxes .....................................................                340,773                119,498

Income tax expense ...................................................................                126,111                 69,214
                                                                                                   ----------             ----------

             Net Income ..............................................................                214,662                 50,284
                                                                                                   ==========             ==========
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING .......................................................              1,969,060              1,969,060
                                                                                                   ==========             ==========
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING, DILUTED ..............................................              2,560,416              2,560,416
                                                                                                   ==========             ==========
NET INCOME PER COMMON SHARE ..........................................................             $     0.11             $     0.03
                                                                                                   ==========             ==========
NET INCOME PER COMMON SHARE, DILUTED .................................................             $     0.08             $     0.02
                                                                                                   ==========             ==========